REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th  day of August, 2007, by and among Allianz Variable Insurance Products Trust, Allianz Life Insurance Company of New York, and Allianz Life Financial Services, LLC.

Funds available under the contracts
AZL Allianz AGIC Opportunity Fund
AZL BlackRock Capital Appreciation Fund
AZL BlackRock Global Allocation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Davis New York Venture Fund
AZL Dreyfus Equity Growth Fund
AZL Eaton Vance Large Cap Value Fund
AZL Enhanced Bond Index Fund
AZL Franklin Small Cap Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL Invesco Equity and Income Fund
AZL Invesco Growth and Income Fund
AZL Invesco International Equity Fund

AZL International Index Fund
AZL JPMorgan International Opportunities Fund
AZL JPMorgan U.S. Equity Fund
AZL MFS Investors Trust Fund
AZL Mid Cap Index Fund
AZL Money Market Fund
AZL Morgan Stanley Global Real Estate Fund
AZL Morgan Stanley Mid Cap Growth Fund
AZL NFJ International Value Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity Fund
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund

Separate Account Utilizing the Funds
Allianz Life of NY Variable Account C
Contracts Funded by the Separate Account
Allianz Advantage New York
Allianz Charter II New York
Allianz Connections New York
Allianz High Five New York
Allianz Opportunity New York
Allianz Retirement Pro New York
Allianz Vision New York
Valuemark II
Valuemark IV

  Acknowledged:

  Allianz Variable Insurance Products Fund                             Allianz Life Insurance Company of New York
  of Funds Trust

  By:    /s/ Brian Muench                                                              By:   /s/ Brian Muench___________________
Name:  Brian J. Muench                                                         Name:  Brian J. Muench
  Title:    President                                                                         Title: Vice President, Investments

  Allianz Life Financial Services, LLC

  By:    /s/ Robert DeChellis
  Name:  Robert DeChellis
  Title:    President & Chief Executive Officer

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Effective Date:  1/23/2012